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                                                                   Exhibit 10.30


                              EMPLOYMENT AGREEMENT


        This Employment Agreement (this "Agreement") is made and entered into effective October 1, 1997 by TCC Industries, Inc., a Texas corporation (the "Employer"), and Robert Thomajan , an individual resident in Travis County, Texas (the "Executive").

                                    RECITALS

        The Employer and the Executive desire the Executive's employment with the Employer, and the Executive wishes to accept such employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        "AGREEMENT"--this Employment Agreement, as amended from time to time.

        "BASIC COMPENSATION"--Salary and Benefits.

        "BENEFITS"--as defined in Section 3.2.

        "BOARD OF DIRECTORS"--the Board of Directors of the Employer.

        "CONFIDENTIAL INFORMATION"--any and all:

                (a) trade secrets concerning the business and affairs of the Employer, planned research and development, customer lists, confidential information of customers, Proprietary Items (as defined herein), market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies and systems; and

                (b) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing, provided, however, that Confidential Information shall not include any information which: (i) was known by Executive prior to its disclosure to him by the Employer, (ii) was generally known or generally available to the public prior to its disclosure to Executive by the Employer or (iii) becomes generally known or generally available to the public subsequent to disclosure to Executive by the Employer through no wrongful act of the Executive.

        "DISABILITY"--as defined in Section 6.2.

        "EFFECTIVE DATE"--the date stated in the first paragraph of the Agreement.

        "EMPLOYEE INVENTION"--any idea, technique, modification, business process, or improvement (whether patentable or not), created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer.

        "EMPLOYMENT PERIOD"--the term of the Executive's employment under this Agreement.

        "FISCAL YEAR"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

        "FOR CAUSE"--as defined in Section 6.3.

        "FOR GOOD REASON"--as defined in Section 6.4.


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        "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

        "POST-EMPLOYMENT PERIOD"--as defined in Section 8.2.

        "PROPRIETARY ITEMS"--as defined in Section 7.2(a)(iv).

        "SALARY"--as defined in Section 3.1.

2.      Employment Terms and Duties.

        2.1 Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

        2.2 Term. Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be four (4) years ("Initial Term"), beginning on the Effective Date and ending on the fourth anniversary of the Effective Date; provided, however, that, upon the expiration of the Initial Term, the term of the Executive's employment under this Agreement shall be extended for an additional one-year period, unless either the Executive or the Employee shall give the other party hereto at least 90 days written notice prior to the expiration of the Initial Term that the term of the Executive's employment under this agreement shall not be so extended.

        2.3 Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chief Executive Officer, and will initially serve as President and Secretary of the Employer. As such, Executive shall have such duties, responsibilities and authority as may from time to time be reasonably assigned to him by the Board of Directors and which are appropriate to his office and title. Except as approved by the Board of Directors or the Chief Executive Officer of the Company, the Executive will devote his time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation. In satisfying his obligations hereunder, Executive will not be required or requested to violate any applicable law, rule or regulation.

3.      Compensation

        3.1 Salary. The Executive will be paid an annual salary of $0, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted upward or downward in the sole discretion of the Board of Directors.

        3.2 Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, disability and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

        3.3 Option Plan. The Executive shall participate in that certain TCC Industries, Inc. 1997 Incentive and Performance Stock Option Plan adopted by the Employer (the "Option Plan"). The Executive's participation under the Option Plan shall be in accordance with the plan and the stock grants to the Executive made thereunder.

4. Facilities and Expenses. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the Executive's dues in such professional societies and organizations as the Chairman of the Board deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable and necessary expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment


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        activities, travel expenses and for promotional expenses. All such expenses are subject to prior authorization and amount limits as may be required under the Employer's policies. The Executive will file expense reports with respect to such expenses in accordance with the Employer's policies.

5. Vacations and Holidays. The Executive will be entitled to paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time, which shall not be less than 10 business days a year. Vacation will be taken by the Executive at such time or times as approved by the Chairman of the Board. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year. Upon written notice to Executive, all such vacation and paid leave policies may be changed at any time by the Employer, as long as such policies are not applicable solely to Executive. Executive shall be allowed ten business days a year for sick leave.

6.      Termination.

        6.1 Events of Termination. The Employment Period, the Executive's Basic Compensation and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer (except for rights under the Option Plan that are not subject to divestiture or forfeiture) will terminate (except as otherwise provided in this Section 6):

                (a)     upon the death of the Executive;

                (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

                (c) For Cause (as defined in Section 6.3), upon the notice from the Employer to the Executive, or at such later time as such notice may specify; or

                (d) For Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer.

        In the event of the occurrence of any cause (as defined in Section 6.3), at the request of the Board of Directors, the Executive shall immediately tender his resignation to the Employer offering to resign all positions with the Company and its subsidiaries, including positions as an officer, director and any other capacity, and the Employer shall have the option but not the obligation of accepting such resignation. If, for any reason, the Executive does not tender such resignation the Employer may, by notice, terminate the Executive immediately or at such later time as such notice may specify.

        6.2 Definition of Disability. For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve-month period, as determined in accordance with this Section 6.2, it being understood that Executive shall be entitled to compensation hereunder until he is determined to have a "disability." The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive will submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records, provided that Employer agrees to keep such medical information confidential. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

        6.3 Definition of "For Cause". For purposes of Section 6.1, the phrase "For Cause" means:

                (a) the Executive's material breach of this Agreement, if such breach is not cured within ten days after written notice thereof to Executive by the Employer;

                (b) the Executive's failure to adhere to any material written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which


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                reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement);

                (c) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony involving moral turpitude, fraud or dishonesty, or the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment;

                (d) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including securing any personal profit in connection with any transaction entered into on behalf of the Employer;

                (e) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or

                (f) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony involving moral turpitude, fraud or dishonesty, or the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment, as the same relates to his employment with the Employer.

        6.4 Definition of "For Good Reason". For purposes of Section 6.1, the phrase "For Good Reason" means any of the following:

                (a) The Employer's material breach of this Agreement, if such breach is not cured with ten days after written notice thereof to Employer by the Executive;

                (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date;

                (c) the relocation of the Employer's principal executive offices outside the metropolitan Austin, Texas, area;

                (d) the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent; or

                (e) the shareholders of the Employer do not approve and adopt the Option Plan on or before March 31, 1998.

        6.5     Termination Pay.

                (a) Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer under this Agreement. The Employer may condition the payment of any compensation provided in this Section 6.5 or otherwise upon the receipt of a full release of any liabilities which the Employer may owe to the Executive under this Agreement or otherwise. Such release shall be in form and substance acceptable to the Employer. For purposes of this Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

                (b) If the Executive terminates this Agreement For Good Reason (except for the reason or as a result of the circumstances described in Section 6.4(e), above), the Employer will pay to the


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                Executive his Salary through the remainder of the calendar month during which such termination is effective, and for three consecutive calendar months thereafter. If the Executive terminates this Agreement for the reason or as a result of the circumstances described in Section 6.4(e), above, the Employer will pay to the Executive his Salary throughout the remainder of the calendar month during which such termination is effective.
                If the Employer terminates this Agreement For Cause, the Executive will be entitled to receive his Salary only through the date such termination is effective. If this Agreement is terminated by either party as a result of the Executive's disability as determined under Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective, and for the lesser of (i) six consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage, if any, furnished by the Employer to the Executive. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs.

                (c) The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

7.      Non-disclosure Covenant.

        7.1 Acknowledgments by the Executive. The Executive acknowledges that:

                (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information;

                (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; and

                (c) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

        7.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

                (a)     Confidentiality.

                        (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                        (ii) Any trade secrets or Confidential Information (as defined herein) of the Employer will be entitled to all of the protections and benefits under applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                        (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

                        (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code related to the Business (as defined herein) of the Employer, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the


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                    Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                (b) Employee Inventions. Each Employee Invention (as defined herein) will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                    (i) disclose to the Employer in writing any Employee Invention;

                    (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                    (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                    (iv) sign all other papers necessary to carry out the above obligations; and

                    (v) give testimony and render any other assistance but without expense to the Executive in support of the Employer's rights to any Employee Invention.

        7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.      Non-interference.

        8.1 Acknowledgments by the Executive. The Executive acknowledges that:

            (a) the services to be performed by him under this Agreement are of a special, unique, unusual and extraordinary character;

            (b) the Employer's business ("Business") is to provide merchant banking, investment banking and wholesale consumer lending services to institutional entities and is national in scope and its products are marketed throughout the United States;

            (c) the Employer competes with other businesses that are or could be located in any part of the United States; and

            (d) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

        8.2 Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

            (a) during the Employment Period, except in the course of his employment hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the Business of the Employer anywhere within the United States;


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            (b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type as the Business being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

            (c) whether for the Executive's own account or the account of any other person

                (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or

                (ii) at any time during the Employment Period and the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

            (d) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

        For purposes of this Section 8.2, the term "Post-Employment Period" means the one-year period beginning on the date of termination of the Executive's employment with the Employer.

        If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

        The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

        The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

        Employer covenants that at any time during or after the Employment Period it will not disparage the Executive.

9.      General Provisions.

        9.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, after the Executive has been given 10 days to comply with Section 7 and 8 so as to cure his failure to comply, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

        9.2 Covenants of Sections 7 and 8 Are Essential and Independent Covenants. The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel regarding such covenants.

        The Executive's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against the Buyer, will not excuse the Executive's breach of any covenant in Section 7 or 8; provided, however, that Executive's covenants in Section 7 and 8 shall terminate if there is a termination for good reason as set forth in Section 6.4 hereof.


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        If the Executive's employment hereunder expires or is terminated, this
        Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8, except as noted above.

        9.3 Offset. The Employer will be entitled to offset against any and all amounts owing to the Executive under this Agreement the amount of any and all claims that the Employer may have against the Executive under the terms of this Agreement.

        9.4 Liability Insurance. The Employer shall use reasonable efforts to secure and maintain a director's and officer's liability policy in an amount of at least $5,000,000 with Executive being named as an assured thereunder and Executive being covered thereby in respect of certain claims arising from duties carried out by Executive.

        9.5 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

        9.6 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

        9.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.
        To the maximum extent permitted by applicable law,

                (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

                (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

                (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

        9.8 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

        9.9 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when

                (a) delivered by hand (with written confirmation of receipt),

                (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or

                (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):


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

                If to Employer:           TCC Industries, Inc.
                                          816 Congress Avenue, Suite 1250
                                          Austin, Texas 78701
                                          Attention:  Chief Executive Officer
                                          Facsimile No.: (512) 320-0063

                If to the Executive:      Robert Thomajan
                                          2900 West Lake Cove
                                          Austin, TX 78746

        9.10 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof (except the Option Plan) and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

        9.11 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

        9.12 Arbitration. In the event that any dispute, disagreement or controversy (collectively, a "Dispute") arises with respect to the interpretation, performance, non-performance or termination of this Agreement, the parties shall first attempt to settle such Dispute by good faith negotiations between the parties. If the Dispute is not resolved within 30 days of the date one party sends a notice to the other party describing the Dispute and requesting good faith negotiations to resolve the Dispute under this Section, the Dispute shall be resolved by binding arbitration carried out in Austin, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The party which intends to initiate an arbitration proceeding hereunder shall notify the other party of such intention in writing, describing the Dispute. Notwithstanding the above, in any Dispute arbitrated hereunder, the fees and expenses of the arbitrator(s) and attorneys' fees and costs of the party ultimately prevailing in such Dispute shall be borne by the other party.

        9.13 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Texas, County of Travis, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

        9.14 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        9.15 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        9.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        9.17 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO ENFORCING THE PROVISIONS OF SECTION
        9.12 ABOVE OR OTHERWISE WITH RESPECT TO THIS AGREEMENT.

        9.18 Release of Executive on Failure of Option Plan. In the event the Executive terminates the Agreement for the reason or as a result of the circumstances described in Section 6.4(e), above, Employer hereby releases, acquits and discharges Executive (together with his heirs, executors, administrators, assigns, legal representatives and attorneys) from all matters, causes of action, accounts, suits, controversies, agreements, damages, claims and demands, whether heretofore or hereafter accruing, whether now known or not known to the parties prior to and including the date hereof, in any way directly or indirectly arising out of or in connection with the business or operations of the Employer, this Agreement, the Option Plan and any related documents and any transactions or


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

        dealings between the parties hereto, it being the intent of the Employer to fully and completely discharge Executive (together with his heirs, executors, administrators, assigns, legal representatives and attorneys) from any and all liabilities related to or arising from all prior relationships, instruments and courses of dealing, except that the parties shall continue to be bound by the obligations described in this Agreement that are to survive its termination.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:                                       TCC INDUSTRIES, INC.

                                                By: /s/ WALTER A. DEROECK
                                                    ----------------------------
                                                    Walter A. DeRoeck, Chairman


EXECUTIVE:

                                                    /s/ ROBERT THOMAJAN
                                                    ----------------------------
                                                    Robert Thomajan, President



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